SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 10, 2015

SHAMIKA 2 GOLD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8775 Pierre de Coubertin, Montreal, Quebec, Canada		H1L 2G3
(Address of Principal Executive Offices)		(Zip Code)

(514) 951-8370
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RKO Resources Inc.

March 9, 2015

To our Shareholders:

The purpose of this letter is to provide some answers to most of the relevant questions that have come to us, whether by telephone or email over the last several months. This letter is written to provide information, and not as a substitute for other reporting.

What is the status of the Company? RKO Resources Inc. is a currently Nevada domiciled corporation that has been involved in the gold exploration business. During the past two years, in view of the difficulties of the mining industry and of raising capital for mining exploration, the Company has relied on loans from officers of the Company.

What are the problems that have prevented the Company financing itself? Our primary obstacles have been our business model, our existing debt, and our capital structure.

The mining business is capital intensive, with significant time lags between initial outlays and subsequent cash flows. The capital markets for small miners have imploded, making financing for companies like RKO extremely problematic.

We have incurred significant debt. While we were able to raise funds during 2009-2012, our debts expanded at a rate that was unsustainable. Most of this debt was in the form of convertible loans that have had a material adverse impact on the number of outstanding shares of the Company. At this point, it has become difficult for a new investor to come in behind so much convertible debt and so many shares outstanding.

What does the Company do going forward? In order to begin to rebuild we must rework our capital structure and clean up our balance sheet. We must change our business model to one that can generate near term cash flow and requires only modest amounts of capital.  Management has commissioned consultants to assist in various corporate functions, including corporate strategy.  These consultants bring strategic and financial resources to the Company and have funded some of our corporate obligations.

It is our intention to catch up on our filings with the Securities & Exchange Commission as quickly as financing allows.

The Company acknowledges and appreciates the contribution of the Officers who have served RKO Resources Inc. We hope to attract high caliber management as we reposition the Company in the coming months.  We are committed to building shareholder value.

Sincerely,

RKO RESOURCES INC.

Name:  Henry Riedl

Title:  President & CEO

 Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by RKO Resources, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SHAMIKA 2 GOLD, INC.

Date: March 10, 2015	By:	/s/ Henry Riedl
Name: Henry Riedl
Title: President and Chief Executive Officer